Great Elm Capital Corp. (NASDAQ: GECC) Investor Presentation – Quarter Ended September 30, 2019 November 14, 2019 © 2019 Great Elm Capital Corp. Exhibit 99.2

© 2019 Great Elm Capital Corp. Disclaimer Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “target,” “opportunity,” “sustained,” “positioning,” “designed,” “create,” “seek,” “would,” “could”, “continue,” “ongoing,” “upside,” “increases,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of Great Elm Capital Corp. (“GECC”) common stock, and performance of GECC’s portfolio and investment manager. Additional information concerning these and other factors can be found in GECC’s Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”). GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You should consider the investment objective, risks, charges and expenses of GECC carefully before investing. GECC’s filings with the SEC contain this and other information about GECC and are available by contacting GECC at the phone number and address at the end of this presentation. The SEC also maintains a website that contains the aforementioned documents. The address of the SEC’s website is http://www.sec.gov. These documents should be read and considered carefully before investing.   The performance, distributions and financial data contained herein represent past performance, distributions and results and neither guarantees nor is indicative of future performance, distributions or results. Investment return and principal value of an investment will fluctuate so that an investor’s shares may be worth more or less than the original cost. GECC’s market price and net asset value will fluctuate with market conditions. Current performance may be lower or higher than the performance data quoted. All information and data, including portfolio holdings and performance characteristics, is as of September 30, 2019, unless otherwise noted, and is subject to change. This presentation does not constitute an offer of any securities for sale.

GECC Snapshot GECC Investment Objective Investment Strategy Externally managed, special situations-focused BDC Common stock trades as “GECC” on NASDAQ $0.083 per share monthly distribution1 Employees and affiliates of Great Elm Capital Management, Inc., GECC’s investment manager, own greater than 20% of GECC’s outstanding shares To generate both current income and capital appreciation, while seeking to protect against the risk of capital loss To apply the key principles of value investing to the capital structures of predominantly middle-market companies Portfolio (as of 9/30/2019) $298.2 million of total assets; $194.8 million of portfolio fair value; $91.5 million of net asset value Weighted average current yield of 11.0%2 36 investments (29 debt, 7 equity) in 27 companies across 21 industries (1) Based on distributions that have been declared and / or set through December 2019. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor. Though GECC intends to pay distributions monthly, it is not obligated to do so. Please refer to “Capital Activity: Distribution Policy & Declared Distributions” later in this presentation. (2) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. © 2019 Great Elm Capital Corp.

Highlights and Recent Achievements NII in excess of declared distributions every quarter since inception Special distribution of $0.24 per share declared in December 2018 LTM total distribution yield of 13.6% (on 9/30/19 NAV) and 15.1% (on 9/30/19 market value) During Q3 2019, monetized $44.6 million across 16 investments, in whole or in part, at a weighted average current yield of 10.8% and a weighted average price of $1.00 This includes the complete exit of 3 positions with an aggregate positive return During Q3 2019, deployed $46.1 million of capital into 15 investments at a weighted average current yield of 10.2% and a weighted average price of $0.97 100% of capital deployed into secured investments Asset coverage ratio of 173.8% and debt-to-equity ratio of 1.36x GECCL 6.50% Notes due September 2022 GECCN 6.50% Notes due June 2024 GECCM 6.75% Notes due January 2025 Attractive Fixed Rate Debt Deployment of Capital Monetization of Investments Distributions & Coverage © 2019 Great Elm Capital Corp.

Portfolio Review (Quarter Ended 9/30/2019) © 2019 Great Elm Capital Corp.

Portfolio Review 11.0% Weighted average current yield on debt portfolio1 86.4% Percentage of the total portfolio (based on fair value of investments) invested in 1st lien and/or secured debt instruments $0.87 Weighted average dollar price of debt investments in the portfolio, representative of our special situations investment approach2 As of September 30, 2019, approximately 95% of the portfolio was comprised of ideas that are representative of the manner in which we intend to invest3 (1) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. (2) Weighted average dollar price is based on the stated par value and fair value of outstanding debt securities at the measurement date. (3) As measured by the fair value of investments. The balance of the portfolio remains in legacy Full Circle positions that were acquired in the merger with Full Circle. © 2019 Great Elm Capital Corp.

Portfolio Review (Continued) 29 Debt Investments $168.3 million Fair Value Invested in Debt Instruments 71.9% in Floating Rate Instruments (Based on % of Fair Value) 11.0%1 Weighted Average Current Yield 86.4% Of Invested Capital in Debt Instruments (100% of fair value in first lien / secured) 7 Equity Investments $26.5 million Fair Value Invested in Equity Instruments Debt Investments: Equity Investments: 13.6% Of Invested Capital in Equity Investments (1) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds. © 2019 Great Elm Capital Corp.

Portfolio Review (Continued) $46.1 million Capital deployed into 15 investments, including 4 new issuers, with a weighted average dollar price of $0.97 and a weighted average current yield of 10.2%1 $44.6 million Monetized (in part or in full) 16 investments at a weighted average dollar price of $1.00 and a weighted average current yield of 10.8%2 (1) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. (2) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. © 2019 Great Elm Capital Corp.

Portfolio Review: New & Additional Investments During Q3 / 2019, we purchased 10 investments (five new, five existing), deploying approximately $33.8 million This deployment activity does not include revolver draws or PIK interest. Mitchell International, Inc. – Purchased approximately $12.0 million face value of secured loans in the secondary market at a price of approximately $0.94 Interest rate: LIBOR + 7.25% New Investment © 2019 Great Elm Capital Corp. New Investment New Investment New Investment California Pizza Kitchen, Inc. – Purchased approximately $4.3 million face value of second lien secured loans in the secondary market at a price of approximately $0.95 Interest rate: LIBOR + 10.00% Cooke Omega Investments, Inc. – Purchased $3.0 million face value of secured notes in the secondary market at a price of approximately $0.97 Interest rate: 8.50% ASP Chromaflo Intermediate Holdings, Inc. – Purchased approximately $2.8 million face value of secured loans in the secondary market at a price of approximately $0.98 Interest rate: LIBOR + 8.00%

Portfolio Review: New & Additional Investments (Continued) This deployment activity does not include revolver draws or PIK interest. Duff & Phelps – Purchased $5.0 million of total commitment of secured revolver in the secondary market at a price of approximately $0.91 Interest rate: LIBOR + 3.25% --- Fees: 0.50% commitment fee New Investment © 2019 Great Elm Capital Corp. Additional Investment Shearer’s Foods, LLC – Purchased approximately $4.0 million face value of secured loans in the secondary market at a price of approximately $0.99 Interest rate: LIBOR + 6.75% Boardriders, Inc. – Purchased approximately $3.0 million face value of secured loans in the secondary market at a price of approximately $0.98 Interest rate: LIBOR + 6.50% California Pizza Kitchen, Inc. – Purchased approximately $3.0 million face value of first lien secured loans in the secondary market at a price of approximately $0.96 Interest rate: LIBOR + 6.00% Tensar Corp. – Purchased approximately $3.0 million face value of secured loans in the secondary market at a price of approximately $0.95 Interest rate: LIBOR + 4.75% Peninsula Pacific Entertainment, LLC – Purchased approximately $0.3 million face value of secured loans in the primary market at a price of approximately $1.00 Interest rate: LIBOR + 7.25% Additional Investment Additional Investment Additional Investment Additional Investment

Portfolio Review: Asset Type and Interest Rate Type ($ in Thousands) Portfolio by Asset Type Portfolio by Interest Rate Type Weighted average fixed rate yield of 12.3%1 Weighted average floating rate yield of 10.6%1 (1) Weighted average fixed and floating rate current yield is based upon the stated coupon rate and fair value of outstanding debt instruments at the measurement date. Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds. © 2019 Great Elm Capital Corp. Investments Fair Value of Investments Percentage of Total Portfolio Investments Count Fair Value of Debt Percentage of Debt Holdings 1st Lien / Secured Debt $,168,331.11 0.86412739653126058 Fixed Rate 5 $47,232.742400000003 0.28059442100277443 Equity / Other $26,467.825000000001 0.13587260346873942 Floating Rate 24 $,121,098.268 0.71940557899722557 Total $,194,798.83600000001 1 Total 29 $,168,331.104 1 Investments Fair Value of Investments Percentage of Total Portfolio Investments Count Fair Value of Debt Percentage of Debt Holdings 1st Lien / Secured Debt $,168,331.11 0.86412739653126058 Fixed Rate 5 $47,232.742400000003 0.28059442100277443 Equity / Other $26,467.825000000001 0.13587260346873942 Floating Rate 24 $,121,098.268 0.71940557899722557 Total $,194,798.83600000001 1 Total 29 $,168,331.104 1

Portfolio Review: Asset Type (End of Period Investments - % of FMV) © 2019 Great Elm Capital Corp.

Portfolio Review: Interest Rate (End of Period Investments - % of FMV) © 2019 Great Elm Capital Corp.

Portfolio Review: Industry Breakdown Amounts in the above table do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds. © 2019 Great Elm Capital Corp.

Portfolio Review: Portfolio Rotation © 2019 Great Elm Capital Corp. Since inception, we have consistently monetized higher dollar priced investments and deployed capital into lower dollar priced investments, building total return In addition, substantially all new debt investments since inception have been 1st lien and / or secured *Partial period

# Portfolio Review: Portfolio Rotation (Continued)

## Portfolio Rotation: New Investments vs. Monetized Investments

| | Q3/2018 | Q4/2018 | Q1/2019 | Q2/2019 | Q3/2019 |
|---|---|---|---|---|---|
| Dollar Value of New Investments[1] | $39.0 million | $34.8 million | $54.5 million | $61.7 million | $46.1 million |
| Weighted Average Price of New Debt Investments | $0.89 | $0.92 | $0.97 | $0.98 | $0.97 |
| Weighted Average Current Yield of New Debt Investments | 11.0% | 11.2% | 10.5% | 10.9% | 10.2% |
| % of New Debt Investments - 1st Lien / Secured Instruments | 100% | 100% | 100% | 100% | 100% |
| Dollar Value of Monetized Investments[2] | $38.0 million | $40.0 million | $59.9 million | $36.6 million | $44.6 million |
| Weighted Average Price of Monetized Debt Investments | $1.00 | $0.99 | $0.99 | $1.00 | $1.00 |
| Weighted Average Current Yield of Monetized Debt Investments | 9.0% | 11.3% | 10.4% | 10.8% | 10.8% |
| % of Monetized Debt Investments - 1st Lien / Secured Instruments | 100% | 100% | 100% | 100% | 100% |

(1) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date.
(2) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date.

GREAT ELM CAPITAL
© 2019 Great Elm Capital Corp.
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Subsequent Events © 2019 Great Elm Capital Corp.

Subsequent Events (through November 13, 2019) In October and November: Approximately $0.8 million of par value of PE Facility Solutions, LLC secured term loan B was repaid at par. We bought $2.0 million of par value of Viasat Inc. receivable at 90% of par value. We bought $3.0 million of par value of ASP Chromaflo Technologies secured term loan at approximately 97% of par value. We bought $4.7 million of par value of Tensar Corp. secured term loan at approximately 96% of par value. All $0.2 million of par value of PR Wireless Inc.'s secured term loan was paid down at par. This deployment and monetization activity does not include revolver draws, ordinary course paydowns, and investments in short-term securities, including United States Treasury Bills and money market mutual funds.. © 2019 Great Elm Capital Corp.

Financial Review (Quarter Ended 9/30/2019) © 2019 Great Elm Capital Corp.

Financial Review: Per Share Data Q3/20181 Q4/20181 Q1/20191 Q2/20191 Q3/20191 Earnings Per Share (“EPS”) $0.46 ($1.18) $0.76 ($0.43) ($0.96) Net Investment Income (“NII”) Per Share $0.25 $0.25 $0.26 $0.29 $0.26 Net Realized Gains / (Losses) Per Share $0.08 $0.04 $0.06 $0.04 $0.02 Net Unrealized Gains / (Losses) Per Share $0.12 ($1.46) $0.44 ($0.76) ($1.24) Net Asset Value Per Share at Period End $12.00 $10.34 $10.89 $10.30 $9.09 Distributions Paid / Declared Per Share $0.249 $0.489 $0.249 $0.249 $0.249 (1) The per share figures are based on a weighted average of outstanding shares for the preceding quarter, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements. Financial Highlights – Per Share Data © 2019 Great Elm Capital Corp.

Financial Review: Portfolio Q3/2018 Q4/2018 Q1/2019 Q2/2019 Q3/2019 Capital Deployed $39.0 million $34.8 million $54.5 million $61.7 million $46.1 million Investments Monetized $38.0 million $40.0 million $59.9 million $36.6 million $44.6 million Total Fair Value of Investments at Period End1 $203.3 million $184.2 million $185.7 million $204.2 million $194.8 million Net Asset Value at Period End $127.8 million $110.1 million $114.0 million $103.6 million $91.5 million Total Assets at Period End $288.5 million $281.6 million $290.2 million $334.6 million $298.2 million Total Debt Outstanding at Period End (Par Value) $79.0 million $79.0 million $79.0 million $121.5 million $124.0 million Debt to Equity Ratio at Period End 0.62x 0.72x 0.69x 1.17x 1.36x Cash and Money Market Investments at Period End2 $5.3 million $7.7 million $24.0 million $52.8 million $24.8 million Total Fair Value of Investments does not include investments in short-term securities, including United States Treasury Bills and money market mutual funds. Cash and Money Market Investments does not include our holdings in United States Treasury Bills. Financial Highlights - Portfolio © 2019 Great Elm Capital Corp.

Financial Review: Quarter Ended 9/30/2019 Total investment income for the quarter ended September 30, 2019 was approximately $7.0 million, or $0.70 per share Net expenses for the quarter ended September 30, 2019 were approximately $4.4 million, or $0.44 per share Net investment income for the quarter ended September 30, 2019 was approximately $2.6 million, or $0.26 per share Net realized gains for the quarter ended September 30, 2019 were approximately $0.3 million, or $0.02 per share Net unrealized depreciation from investments for the quarter ended September 30, 2019 was approximately $12.5 million, or $1.24 per share The per share figures are based on a weighted average of shares outstanding for the preceding quarter, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements. © 2019 Great Elm Capital Corp.

Financial Review: Quarter Ended 9/30/2019 – Unrealized Loss Detail GECC’s net unrealized depreciation from investments of approximately $12.5 million during the quarter was driven by what we believe to be temporary reductions in the fair value of certain of our investments Importantly, we remain encouraged by the underlying credit quality of the portfolio and we do not believe that this quarter’s volatility is indicative of a reduction in intrinsic value © 2019 Great Elm Capital Corp. ($000,000s) GECC Unrealized Investment Loss Avanti - secured note $-2.1 Avanti - equity -2 Avanti subtotal -4.0999999999999996 Commercial Barge Line - secured loan -2.2999999999999998 TRU Taj, LLC - equity -2.5 All other investments, net -3.6000000000000014 Total $-12.5 ($000,000s) GECC Unrealized Unrealized Loss Explanation Investment Loss Avanti - secured note $-2.1 Post the delisting announcement, notes and shares traded at lower Avanti - equity -2 prices which contributed to lower fair values Avanti subtotal -4.0999999999999996 Commercial Barge Line - secured loan -2.2999999999999998 Lower market price as a result of a large holder's sales TRU Taj, LLC - equity -2.5 Lower fair value as a result of lower prices in broker quotes All other investments, net -3.6000000000000014 Unrealized losses as a result of price volatility in comparably-rated credits Total $-12.5

# Financial Review: Quarterly Operating Results

| ($ in Thousands) | Q3/2018 | Per Share[1] | Q4/2018 | Per Share[1] | Q1/2019 | Per Share[1] | Q2/2019 | Per Share[1] | Q3/2019 | Per Share[1] |
|---|---|---|---|---|---|---|---|---|---|---|
| **Total Investment Income[2]** | **$6,180** | **$0.58** | **$6,913** | **$0.65** | **$6,313** | **$0.59** | **$6,711** | **$0.66** | **$7,002** | **$0.70** |
| Interest Income | 6,149 | 0.58 | 6,860 | 0.64 | 5,720 | 0.54 | 5,664 | 0.55 | 6,200 | 0.62 |
| Dividend & Other Income | 31 | 0.00 | 53 | 0.00 | 593 | 0.05 | 1,047 | 0.10 | 802 | 0.08 |
| | | | | | | | | | | |
| **Net Operating Expenses** | **3,495** | **0.33** | **4,208** | **0.40** | **3,529** | **0.33** | **3,716** | **0.36** | **4,383** | **0.44** |
| Management fees | 768 | 0.07 | 740 | 0.07 | 706 | 0.07 | 742 | 0.07 | 759 | 0.08 |
| Incentive fees | 576 | 0.05 | 772 | 0.07 | 696 | 0.07 | 749 | 0.07 | 654 | 0.06 |
| Total Investment Management fees | 1,344 | 0.13 | 1,512 | 0.14 | 1,403 | 0.14 | 1,491 | 0.15 | 1,412 | 0.14 |
| Administration fees | 202 | 0.02 | 417 | 0.04 | 211 | 0.02 | 241 | 0.02 | 282 | 0.03 |
| Directors' fees | 51 | 0.00 | 45 | 0.00 | 50 | 0.00 | 49 | 0.00 | 51 | 0.00 |
| Interest expense | 1,457 | 0.14 | 1,457 | 0.14 | 1,454 | 0.14 | 1,571 | 0.15 | 2,308 | 0.23 |
| Professional services | 325 | 0.03 | 414 | 0.04 | 239 | 0.02 | 229 | 0.02 | 243 | 0.02 |
| Custody fees | 15 | 0.00 | 14 | 0.00 | 15 | 0.00 | 15 | 0.00 | 15 | 0.00 |
| Other | 101 | 0.01 | 169 | 0.02 | 158 | 0.01 | 120 | 0.01 | 71 | 0.01 |
| Fees Waivers and Expense Reimbursement | 0 | 0.00 | 0 | 0.00 | 0 | 0.00 | 0 | 0.00 | 0 | 0.00 |
| Income Tax, Including Excise Tax | 0 | 0.00 | 180 | 0.02 | 0 | 0.00 | 0 | 0.00 | 0 | 0.00 |
| | | | | | | | | | | |
| **Net Investment Income** | **$2,685** | **$0.25** | **$2,705** | **$0.25** | **$2,784** | **$0.26** | **$2,995** | **$0.29** | **$2,619** | **$0.26** |

(1) The per share figures are based on a weighted average of the shares outstanding for the preceding quarter, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements.
(2) Total investment income includes PIK income and net accretion of OID and market discount.

GREAT ELM CAPITAL
© 2019 Great Elm Capital Corp.
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Capital Activity © 2019 Great Elm Capital Corp.

Capital Activity: Distribution Policy & Declared Distributions (1) There can be no assurance that any such supplemental amounts will be received or realized, or even if received and realized, distributed or available for distribution. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor. Though GECC intends to pay distributions monthly, it is not obligated to do so. In December 2018, we announced a special distribution of $0.24 per share. Including the base distributions, our declared distributions to stockholders over the past 12 months totaled $1.24 per share, representing 13.6% on our September 30, 2019 NAV or 15.1% on the September 30, 2019 market value In August 2019, our Board set our monthly Q4/2019 distribution amount. The distribution schedule, including record date and payable date, was established by GECC pursuant to authority granted by the Board and communicated to stockholders on September 26, 2019 In November 2019, our Board set our Q1/2020 distribution amount of $0.083 per share per month. The distribution schedule, including record date and payment date, will be established by GECC pursuant to authority granted by the Board We intend to continue to supplement these base distributions with special distributions from NII in excess of the declared distribution and as catalyst-driven investments are realized1 © 2019 Great Elm Capital Corp. Month Rate Record Date Payable Date October $0.083 October 31, 2019 November 15, 2019 November $0.083 November 29, 2019 December 13, 2019 December $0.083 December 31, 2019 January 15, 2019

Capital Activity: Distribution Yield as a Percentage of Market Value © 2019 Great Elm Capital Corp. * Partial period ** Annualized distribution yield is calculated by dividing the declared distribution by the closing price at quarter end and annualizing over four periods. The special distribution is added as applicable. (1) Through March 2020. 41 consecutive monthly base distributions of $0.083 per share1 Special distributions of $0.20 per share declared in December 2017 and $0.24 per share in December 2018 Cumulative distributions declared / set to date total approximately $3.84 per share1

Capital Activity: Historical Distribution Coverage © 2019 Great Elm Capital Corp. * Partial period ended December 31, 2016; Adjusted NII excludes one-time merger / formation costs. NII has covered the base distribution every quarter since inception

Summary © 2019 Great Elm Capital Corp.

Summary Earned or out-earned declared distributions every quarter since inception Declared a special distribution of $0.24 per share in December 2018, resulting in a LTM distribution yield of 13.6% (based on 9/30/2019 NAV) and 15.1% (based on 9/30/2019 closing market value) To date, 41 consecutive monthly base distributions of $0.083 per share and two special distributions, totaling $3.84 in total distributions paid, declared or set IRR on all realized investments is approximately 20% Approximately 73% of the legacy Full Circle investments realized at 109% of NAV Monetization of investments consistently at higher prices than capital deployment Employees and affiliates of Great Elm Capital Management, Inc., GECC’s investment manager, own greater than 20% of GECC’s outstanding shares GECC has repurchased greater than 2.8 million shares, representing approx. 22% of its initial share count Alignment of Interest Realized Performance Distributions & Coverage © 2019 Great Elm Capital Corp. The Portfolio A diversified portfolio, primarily comprised of secured loans, secured bonds and investments in specialty finance businesses uncorrelated to the corporate credit portfolio Weighted average current yield of 11.0%1 (1) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date

Appendix © 2019 Great Elm Capital Corp.

Appendix: General Risks Debt instruments are subject to credit and interest rate risks.   Credit risk refers to the likelihood that an obligor will default in the payment of principal or interest on an instrument. Financial strength and solvency of an obligor are the primary factors influencing credit risk. In addition, lack or inadequacy of collateral or credit enhancement for a debt instrument may affect its credit risk. Credit risk may change over the life of an instrument, and debt instruments that are rated by rating agencies are often reviewed and may be subject to downgrade. Our debt investments either are, or if rated would be, rated below investment grade by independent rating agencies. These “junk bonds” and “leveraged loans” are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may be illiquid and difficult to value and typically do not require repayment of principal before maturity, which potentially heightens the risk that we may lose all or part of our investment.   Interest rate risk refers to the risks associated with market changes in interest rates. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed rate obligations) or directly (especially in the case of an instrument whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors).   GECC utilizes leverage to seek to enhance the yield and net asset value of its common stock. These objectives will not necessarily be achieved in all interest rate environments. The use of leverage involves risk, including the potential for higher volatility and greater declines of GECC’s net asset value, fluctuations of dividends and other distributions paid by GECC and the market price of GECC’s common stock, among others. The amount of leverage that GECC may employ at any particular time will depend on, among other things, our Board’s and our adviser’s assessment of market and other factors at the time of any proposed borrowing.   As part of our lending activities, we may purchase notes or make loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financings may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. We cannot assure you that we will correctly evaluate the value of the assets collateralizing our investments or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a portfolio company, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the investment advanced by us to the borrower. © 2019 Great Elm Capital Corp.

Appendix: Contact Information Investor Relations 800 South Street, Suite 230 Waltham, MA 02453 Phone: +1 (617) 375-3006 investorrelations@greatelmcap.com © 2019 Great Elm Capital Corp.